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                                                                    EXHIBIT 10.2


(COAMERICA LOGO)

                       AMENDMENT TO MASTER REVOLVING NOTE
--------------------------------------------------------------------------------

This Amendment to Master Revolving Note ("Amendment"), made, delivered, and effective as of September 27, 2006, by and between FAMILY HOME HEALTH SERVICES INC., a Nevada corporation ("Borrower"), of 801 W. Ann Arbor Trail, Suite 200, Plymouth, Michigan 48170-1694 and COMERICA BANK, a Michigan banking corporation ("Bank"), whose address is 500 Woodward Avenue, Detroit, Michigan 48226.

WHEREAS, Borrower and Bank are parties to that certain Master Revolving Note in the original principal amount of $1,300,000 dated November 10, 2005 ("Note"); and

WHEREAS, Bank and Borrower desire to amend the Note as set forth below;

NOW, THEREFORE, in consideration of the premises and the mutual promises contained in this Amendment, Borrower and Bank agree as follows:

1. The face amount of the Note is now increased to One Million Eight Hundred Thousand Dollars ($1,800,000).

2. Borrower is responsible for all costs incurred by Bank, including without limit reasonable attorney fees, with regard to the preparation and execution of this Amendment.

3. The execution of this Amendment shall not be deemed to be a waiver of any Default or Event of Default.

4. All the terms used in this Amendment which are defined in the Note shall have the same meaning as used in the Note, unless otherwise defined in this Amendment.

5. Borrower waives, discharges, and forever releases Bank, Bank's employees, officers, directors, attorneys, stockholders, and their successors and assigns, from and of any and all claims, causes of action, allegations or assertions that Borrower has or may have had at any time up through and including the date of this Amendment, against any or all of the foregoing, regardless of whether any such claims, causes of action, allegations or assertions are known to Borrower or whether any such claims, causes of action, allegations or assertions arose as result of Bank's actions or omissions in connection with the Note, or any amendments, extensions or modifications thereto, or Bank's administration of the debt evidenced by the Note or otherwise.

6. This Amendment is not an agreement to any further or other amendment of the Note.

7. Borrower expressly acknowledges and agrees that except as expressly amended in this Amendment, the Note, as amended, remains in full force and effect and is ratified, confirmed and restated.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date set forth above.


COMERICA BANK                                FAMILY HOME HEALTH SERVICES INC.



By:                                          By:
   ----------------------------                 ------------------------------
      Timothy J. Campbell                          Kevin Ruark
Its:  Vice President                         Its:  CEO